Exhibit 99.1

1847 Goedeker Sets Date for 2021 Annual Meeting of Stockholders

ST. CHARLES, Missouri, August 25, 2021 – 1847 Goedeker Inc. (NYSE American: GOED) (“Goedeker” or the “Company”), one of the largest specialty ecommerce players in the U.S. household appliances market, today announced that it has scheduled the Company’s inaugural Annual Meeting of Stockholders (the “Annual Meeting”) for Wednesday, November 10, 2021. Further information regarding the Annual Meeting will be set forth in the Company’s notice of the Annual Meeting, proxy statement and other proxy materials. Stockholders are not being asked to take action at this time.

About 1847 Goedeker Inc.

1847 Goedeker Inc. is an industry leading e-commerce destination for appliances, furniture, and home goods. Through its June 2021 acquisition of Appliances Connection, Goedeker created one of the largest pure-play online retailers of household appliances in the US. With warehouse fulfillment centers in the Northeast and Midwest, as well as showrooms in Brooklyn, New York, and St. Louis, Missouri, Goedeker offers one-stop shopping for national and global brands. We carry many household name-brands, including Bosch, Cafe, Frigidaire Pro, Whirlpool, LG, and Samsung, and also carry many major luxury appliance brands such as Miele, Thermador, La Cornue, Dacor, Ilve, Jenn-Air and Viking among others. We also sell furniture, fitness equipment, plumbing fixtures, televisions, outdoor appliances, and patio furniture, as well as commercial appliances for builder and business clients. Learn more at www.Goedekers.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Goedeker’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” of the reports that we file with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Goedeker undertakes no duty to update such information except as required under applicable law.

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Contacts:

Goedeker Investor Relations
ir@goedekers.com